Exhibit 10.43


                                                                  EXECUTION COPY



                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT  AGREEMENT,  entered  into to be  effective  on May
1,  1996 (the  "Effective  Date"),  between  DOCTORS  HEALTH  SYSTEM,  INC.,   a
Maryland corporation (the "Company"), and JOHN R. DWYER, Jr. (the "Executive").

                                 _____________

                                   Background
                                 _____________

                  The Company is engaged, directly or through service contracts with others, in the business of (i) negotiating contracts to provide health care services and products, (ii) managing health care providers and (iii) providing health care services and products (the "Business").

                  The Executive is experienced in administrative, financial and business matters relating to the Business and in negotiating and implementing transactions relating to the Business.

                  The Company desires to hire Executive, and the Executive desires to work for the Company, on the terms and conditions set forth in this Agreement.

                  1.       Employment, Duties and Acceptance.

                           1.1   Employment.  (a) Effective  upon the  Effective
Date, the Company shall employ the Executive as its Executive Vice President, Treasurer and Chief Financial Officer. In such capacities, the Executive shall report directly to and be subject to the supervision and direction of the President and Chief Executive Officer of the Company (the "CEO"). The Executive shall have overall responsibility and authority for managing all financial affairs of the Company. The Executive will also, subject to the supervision and direction of the CEO, assist the CEO and at the CEO's request other officers of the Company in such aspects of the Company's commercial relationships with hospitals, insurers, specialists, physicians employed by affiliates of the Company and others as may be requested by the CEO. Whether or not the Executive is then serving as a member of the Board of Directors of the Company, the Executive shall have the right to attend and participate in the discussions at all of the meetings of the Company's Board of Directors, including meetings of the Executive Committee. thereof. The Executive shall perform his duties faithfully and to the best of his abilities.

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                                    (b)  The  Executive   shall,    subject   to
Section 1.1(c) hereof, devote his full working time and creative energies to the performance of his duties hereunder and will at all times devote such
additional  time  and  efforts  as are   reasonably  sufficient  for  fulfilling
the  significant  responsibilities  entrusted  to   him.   So   long   as   such
activities,  in the  aggregate,  do not interfere  with the  performance  by the
Executive  of  his  duties   hereunder:  (i)  the Executive shall be permitted a
reasonable  amount  of  time to supervise his  personal,  passive,  investments;
(ii) the Executive shall be permitted a reasonable amount of time to participate (as board member, officer or volunteer) in civic, political and charitable activities; (iii) the Executive shall be permitted to deliver lectures to and teach at educational institutions and business organizations; and (iv) subject to the provisions of Section 5 hereof, the Executive may serve as a director or trustee of one or more corporations not affiliated with the
Company.  Until April 30, 1997, the  Executive   shall  be  permitted   to spend
approximately fifteen (15) hours per month to wind-up the affairs of his clients from the firm of Graham, Hamilton and Dwyer and active investment activities.

                                    (c) The  Company shall use its  commercially
reasonable best efforts to ensure that the Executive is nominated to serve as a member of the Board of Directors of the Company.

                           1.2  Place of Employment.  The Executive's  principal
place of employment shall be in the Baltimore, Maryland metropolitan area, subject to such travel as may be reasonably required by his employment pursuant to the terms hereof. The Executive shall not be required to relocate outside of the Washington, D.C.-Baltimore, Maryland metropolitan area during the Term unless the Company provides relocation benefits acceptable to the Executive in his sole discretion.

                  2.  Term of Employment. The term of the Executive's employment under this Agreement (the "Term") shall commence on the Effective Date and shall end on April 30, 2000, unless sooner terminated, or later extended, as herein provided. Not later than February 1, 2000 (and each February 1 of each calendar year during any Extension Period (defined below)), the Company and the Executive shall enter into good faith negotiations to determine whether and on what terms to extend or renew this Agreement beyond April 1 of such calendar year. If by October 15, 1999 (and October 15 of any calendar year occurring during an Extension Period) either party gives written notice to the other of its desire to terminate this Agreement as of April 1, then this Agreement shall so terminate, and the Executive shall be permitted a reasonable amount of time during the balance of the Term within which to explore alternative employment opportunities. If no such written notice to terminate is given by either party by October 15, 1999 (or by October 15 of any calendar year occurring during an Extension Period), then the Term shall, without further act or deed, automatically be extended upon the same terms and conditions as previously in effect, for an additional 12 month period, commencing on May 1 of the applicable calendar year and ending on April 30 of the immediately following calendar year. Each such 12 month extension during the Term is referred to herein as an "Extension Period", and shall constitute a

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part of the Term of this  Agreement for all purposes, including  the  provisions regarding extensions contained in this Section 2.

                  3.       Compensation.

                           3.1 Salary.  As compensation for all  services  to be
rendered pursuant to this Agreement, the Company shall pay to the Executive, during the Term, a "Base Salary" (as defined in this Section 3.1) less such deductions as shall be required to be withheld by applicable laws and regulations. The "Base Salary" shall be a salary of $195,000 per annum. The Base Salary shall accrue from and after the Effective Time, and shall be payable during the Term, in arrears in equal bi-weekly installments.

                           3.2      Bonus Pool.  (a) Beginning with the calendar
year 1996, the Company shall establish for the benefit of the Executive and certain other Company employees a "Bonus Pool" with respect to each calendar year, or portion thereof, that occurs during the Term (each a "Bonus Year").

                                    (b)     During the Term, except as otherwise
provided herein, the Executive shall be entitled to participate in the Bonus Pool to the extent agreed to between the Executive and the CEO, provided, however, that for calendar years 1996 and 1997, the Executive's bonus shall be determined in accordance with Schedule 3.2(b) attached hereto. On or before the fifteenth day of December in each year during the term beginning with December 15, 1997, the Executive and the CEO shall agree upon the performance standards and potential awards for the Executive applicable to the Bonus Year beginning on the next following January 1. All amounts allocated to the Executive pursuant to this Section 3.2 shall become payable to the Executive and are hereinafter collectively referred to as the "Bonus". The amount of the Executive's Bonus for each Bonus Year, if any, shall be determined by the first day of March, and paid by the fifteenth day of March, next following the Bonus Year for which the Bonus is payable.

                                    (c)  Upon  any  Change  in  Control  of  the
Company (as herein defined), all accrued Bonus amounts reflected on the Company's internally prepared financial statements shall become payable to the Executive.

                           3.3      Stock  Options.  As soon  practicable  after
the date of this Agreement, the Company will grant to the Executive qualified incentive stock options (the "Options") to purchase 70, 000 shares of the
Company's  Class  A  Common  Stock  (the   "Option  Shares")   pursuant  to  the
Company's Omnibus Stock Option Plan or other stock benefit plan (the "Plan"). The exercise price of such Options shall be 11.00 per share, representing the fairmarket value of the Option Shares. In addition to the 70,000 options issued to the Executive on the date hereof, the Company is contemplating, subject to approval of the appropriate committee of the Board of Directors, the issuance of an additional 30,000 options to the Executive, which options will vest over at least a

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four year period and be granted with or without  a  significant  exercise  price and with significant conditions to exercise based upon earnings and other criteria.

                           (b)  The  Executive   agrees  to and shall  execute a
stockholder's agreement restricting his ability to transfer shares of the Company's Class A Common Stock, or any other shares of the Company's stock which the Executive may own or in which the Executive may have an interest, in form substantially similar to the stockholders agreement attached hereto as Appendix A (the "Stockholder's Agreement").

                           (c)  Nothing  in  this  Section  3.3  shall adversely
effect the Executive's right to participate, together with other key employees of the Company, in any future grants of options, stock or other equity related vehicles by the Company pursuant to the Plan as in effect from time to time. All such future grants shall be subject to the terms of the Plan as in effect at the time of grant.

                           3.4.     Withholding.   The   Company  is  authorized
to withhold from the amount of any Salary, Bonuses, and any other things of value paid to or for the benefit of the Executive, all sums authorized by the Executive or required to be withheld by law, court decree, or executive order, including (but not limited to) such things as income taxes, employment taxes, and employee contributions to fringe benefit plans sponsored by the Company.

                           3.5      Participation  in Executive  Benefit  Plans.
The Executive shall be permitted during the Term, if and to the extent legally eligible, to participate in any group life, health, hospitalization or disability insurance plan, health program, automobile allowance, pension plan or similar benefit plan of the Company which may be available to other comparable executives or professional employees, including physicians, of the Company generally on the same terms as such other executives. All group life, health, hospitalization and disability plan or policy premiums applicable to participation in such plans or policies by the Executive and his wife and children (subject to reasonable policy and plan limitations) shall be paid by the Company.

                           3.6      Vacation.  The  Executive  will  receive  at
least 4 weeks vacation per year, to be scheduled and taken at the Executive's option at such times as his duties may permit. Should the Company's policy provide for more vacation to comparable executives the Executive will be accorded such higher vacation. Unused vacation time shall not be cumulated or carried over nor shall the Executive receive any compensation for unused vacation time.

                           3.7      Expenses.  Subject to such policies  as  may
from time to time be established by the Board, the Company shall pay or reimburse the Executive for all ordinary, necessary and reasonable expenses (including, without limitation, travel, meetings, dues, subscriptions, fees, educational expenses, computer equipment, mobile telephones, professional insurance, and the like) actually incurred or paid by the

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Executive during  the  Term  in the  performance  of  the  Executive's  services under this Agreement (including, without limitation, expenses incident to attendance at board or management meetings of the Company, or its Subsidiaries or Affiliates), upon presentation of expense statements or vouchers or such other supporting information as the Company may require.

                  4.       Termination.

                           4.1  Termination upon  Death. If  the Executive  dies
during the Term, the Executive's employment shall terminate as of the date of death of the Executive.

                           4.2  Termination  upon  Disability.   Notwithstanding
any other provision of this Agreement, if during the Term the Executive becomes physically, mentally or emotionally disabled, whether totally or partially, as determined by an independent qualified physician, so that the Executive is, in the good faith determination of the Board, substantially unable to perform his services hereunder for (i) a period of three consecutive months, or (ii) shorter periods aggregating three months during any twelve month period, the Company may at any time after the last day of the three consecutive months of disability or on the last day of the shorter period aggregating three months of disability, by written notice to the Executive, terminate the Executive's employment hereunder as of the date such written notice becomes effective.


                           4.3      Termination at Election of Company.

                                    (a)  Notwithstanding any other provision  of
this Agreement, the Company may terminate the Executive's employment hereunder at any time upon: (i) the continued failure or refusal by, or manifest inability of, the Executive to perform his duties after reasonable prior notice to the Executive; (ii) the Executive engaging in any acts or omissions involving dishonesty or acts or omissions that demonstrate moral turpitude;
(iii) the conviction of the Executive of a felony after all appeals have been exhausted; and (iv) the Executive engaging in intentional acts or omissions that demonstrably and materially injure the business and affairs of the Company, monetarily or otherwise.

                                    (b)  In  addition  to  the  Company's  right
to terminate the Executive's employment pursuant to Section 4.3(a), and notwithstanding any other provision of this Agreement, the Company may, for any or for no reason, terminate the Executive's employment upon 60 days prior written notice to the Executive.

                           4.4      Termination by the Executive.

                                    (a)     Provided   that  the  Executive  has
delivered to the Company at least sixty (60) days prior written notice setting forth in reasonable detail any alleged material breach by the Company of this Agreement or acts or omissions

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engaged  in  by  the  Company   constituting "constructive termination"  of  the
Executive's employment with the Company, which breach, acts or omissions have not been cured by the Company as of the end of such period to the reasonable satisfaction of the Executive, then, notwithstanding any other provision of this Agreement, the Executive shall be entitled to terminate his employment for such reasons, effective immediately upon the delivery by the Executive to the Company of a notice to the effect that such breach, acts or omissions have not been cured to the reasonable satisfaction of the Executive; provided, however, that if such constructive termination is caused by the Executive's incapacity or inability to serve due to a disability of the type described in Section
4.2 above and the Company elects to terminate the Executive pursuant to the provisions of Section 4.2, the Executive shall, for purposes of this Agreement, be deemed to have been terminated pursuant to the provisions of Section 4.2 and not of this Section 4.4.

                                    (b)  For  purposes  of  this  Section   4.4,
"constructive termination" shall be limited to (A) Stewart B. Gold's employment as CEO of the Company terminating or the Executive no longer is reporting directly to Stewart B. Gold, (B) those circumstances where (i) the Company creates working conditions that a reasonable person in the Executive's position would consider unreasonable or intolerable which is not remedied by the Company within sixty (60) days after notice thereof given by the Executive; and (ii) such working conditions are not generally applicable to other executives of the Company; (C) a combination, consolidation or merger where the Company is not the survivor, any sale or issuance of Company securities that places a majority of the voting power of shares in the control of persons or entities not having such control on the date hereof, or any sale, exchange or other disposition of all or substantially all of the Company's assets (each a "Change in Control") and (D) the Executive is not elected to the Company's Board of Directors.

                           4.5 Compensation and Benefits Following Termination of Employment.

                                    (a) In the  event  of  termination   of  the
Executive's   employment   for  any reason other than a termination  pursuant to
Section 4.3(b) or Section 4.4 (or a termination caused merely by the expiration of the Term): (i) all compensation and other benefits payable or provided hereunder shall cease as of the date of termination; (ii) Base Salary (if any) then payable or accrued through the date of termination; (iii) all accrued benefits (if any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Section 3.5 shall be paid to the Executive (or to his heirs, legatees and/or legal representatives) through the date of termination; and (iv) except in the event of termination due to death (Section 4.1) or Disability (Section 4.2), any Options that remain unexcercised and any shares of stock that remain unvested pursuant to
Section 3.3 shall immediately be forfeited to the Company. In the event of termination due to death (Section 4.1) or Disability (Section 4.2), any Options that remain unexcercised and any shares of stock that remain unvested pursuant to Section 3.3 shall immediately be excercisable by the Executive

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(or  his heirs,  legatees  and/or  legal  representatives),  and fully vested in the Executive, and upon issuance all such shares shall be subject to the Company's Stockholders Agreement then in effect.

                                    (b)   In  the  event of  termination  of the
Executive's employment pursuant to Section 4.3(b) or Section 4.4 (each a "Wrongful Termination"), the Executive (or, in the event of the Executive's subsequent death or disability, his heirs, legatees and/or legal representatives) shall receive, at the times and as the same would have been payable hereunder if the Executive's employment had not been so terminated, each of the following payments and benefits:

                                            (i)      all accrued   benefits  (if
any) then payable to the Executive pursuant to the terms of any plans or arrangements referred to in Section 3.5;

                                            (ii)     with    respect    to   any
periods on or prior to April 1, 1997, all payments of the full Base Salary which would have been due to the Executive through April 1, 1997, at the times such payments would otherwise be made, all as if this Agreement were still in effect;

                                            (iii)    with respect to any periods
after April 1, 1997, 100% of the Base Salary which would have been due to the Executive through the remainder of the Term, at the times such payments would otherwise be made, all as if this Agreement were still in effect;

                                            (iv)      with   respect    to   any
periods on or prior to April1, 1997, all payments in respect of all Bonuses that the Executive would have received (determined by taking the average of the amounts of the Bonuses actually received by the Executive, if any, for the Bonus Years immediately preceding the calendar year during which the Executive's employment is terminated, or such lesser number of Bonus years during the Term; if the Executive's employment is terminated during 1996 prior to determination of a Bonus for the 1996 Bonus Year, it shall be assumed
that  the  Executive   would  have  received  a Bonus  calculated  in accordance
with Schedule 3.2(b) for the 1996 Bonus Year) with respect to each calendar year, or each portion thereof, through April 1, 1997, subject to the provisions of Section 3.2(b) hereof, at the times such payments would otherwise be made, all as if this Agreement were still in effect and subject to the provisions of Section 3.2(c) hereof;

                                            (v)      with    respect   to    any
periods after April 1, 1997, 50% of the payments in respect of all Bonuses that the Executive would have received (determined by taking the average of the amounts of the Bonuses actually received by the Executive, if any, for the three Bonus years immediately preceding the calendar year during which the Executives employment is terminated, or such lesser number of Bonus years during the Term) with respect to each calendar year, or each portion thereof, through the remainder of the Term, subject to the provisions of Section 3.2(b)


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hereof,  at  the  times  such  payments  would otherwise be made, all as if this
Agreement were still in effect and subject to the provisions of Section 3.2(c) hereof;

                                            (vi)     subject  to  the provisions
of the Company's Amended and Restated Articles (as in effect on the date hereof), the Company's Bylaws (as in effect on the date hereof), the
Stockholder's Agreement, and, if issued under a Plan, any Plan then in effect, any Options that remain unexcercised and any shares of stock that remain unvested pursuant to Section 3.3 shall immediately (and thereafter) be fully excercisable and vest in the Executive and no longer be subject to forfeiture.

                                    (c)     In  the  event of termination under
Section 4.2 (disability), the Executive or his legal representative, as the case may be, shall, in addition to such other payments benefits and rights as may be due from the Company hereunder, be entitled to receive from insurers the proceeds of any disability policies maintained by the Company and payable to the Executive.

                  5.       Certain Covenants of the Executive.

                           5.1      Necessity  for  Covenants.    The  Executive
acknowledges that (i) the Company, its Subsidiaries and its Affiliates (as defined in Section 5.2) are engaged in the business, directly or through service contracts with others, of providing primary and specialized medical and related health care services and related products (the "Company Business"), and will in the future be engaged in the Company Business;
(ii) his employment pursuant to this Agreement will give him access to customers and suppliers of, and trade secrets of and confidential information concerning, the Company, its Subsidiaries and its Affiliates; and (iii) the agreements and covenants contained in this Section 5 are essential to protect the business and goodwill of the Company, its Subsidiaries and its Affiliates. In order to induce the Company to enter into this Agreement and pay the compensation and other benefits at the levels requested by the Executive, the Executive enters into the following covenants:

                           5.2      Definitions.

                                    (a)     For   purposes   of   Sections   5.3
through 5.8 only, the term "Company" shall include the Company and all of the Company's, Subsidiaries and Affiliates.

                                    (b)     "Provider"   shall  mean  any health
care  service  provider  or   Affiliate  thereof  to  whom  the Company provided
management or other services.

                                    (c)     "Payor"     means    any    insurer,
employer, health maintenance organization, preferred provider organization, health benefit plan or other entity or organization to which, or to whose
members,  insured's,  employees,   enrollees,

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beneficiaries   or   other   persons   affiliated    with    it    (collectively
"Beneficiaries"), the Company provides services or products.

                                    (d)     "Service    Area"     means      the
geographic area in which the Company provides health care services and in which the Beneficiaries of those services generally reside, which shall include all areas within a 25 mile radius of the site of any Provider's office.

                                    (e)     "Subsidiary"  means  any  person  or
entity in which the Company owns, beneficially or otherwise, an equity interest of more than 50%.

                                    (f)     "Affiliate"  means a  Subsidiary  of
the Company; a person or entity which is owned, controlled, or operated by the Company; any person owning an equity interest in the Company; any person who has appointed the Company as its exclusive agent for the provision of professional services and the collection of revenues therefrom; and any partner, member, employee, owner or agent of any Affiliate and any person or entity which is under common ownership, control or operation with the specified person or entity.

                           5.3      Restrictions.   During   the  Term  and,  if
the Executive's employment is terminated other than pursuant to Sections 4.3(b) or 4.4 hereof or upon expiration of the Term for any reason other than
Section 4, for a period of twelve (12) months after the Executive's employment hereunder is terminated (the "Termination Date") (the "Restricted Period"), the Executive shall not, directly or indirectly, for himself or on behalf of any other person, firm, corporation or other entity, whether as a principal, agent, employee, stockholder, partner, officer, member, director, sole proprietor, or otherwise:

                                    (a)     call  upon  or solicit any  Provider
for the purpose of persuading the Provider to engage the Executive or any other person, firm, corporation or other entity to provide services which are the same or similar to those the Company provided to the Provider;

                                    (b)     call upon or   solicit   any   Payor
for the purpose of persuading the Payor to engage any person or entity other that the Company to provide health care services to the Payor with respect to any of its Beneficiaries in the Service Area;

                                    (c)     solicit,  participate  in or promote
the solicitation of any person who was employed by the Company or a Provider at any time during the twelve (12) months preceding the Termination Date to leave the employ of the Company, or hire or engage any of those persons;

                                    (d)     make any  disparaging  remarks about
the Company's  business,  services or personnel;

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                                    (e)     interfere   in   any  way  with  the
Company's  business,  prospects  or personnel; or

                                    (f)     become  affiliated  with or, subject
to Section 5.16 hereof, render services to any person engaged in any business that competes with the Company Business within the Service Area, directly or indirectly, in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee or consultant; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities which are publicly traded if the Executive (a) is not a controlling person of, or a member of a group which controls, the issuer and (b) does not, directly or indirectly, own 5% or more of any class of securities of the issuer.

                           5.4      Trade Secrets and Confidential Information

                                    5.4.1   Trade  Secrets  Defined.   The  term
"Trade  Secrets,"  as used in  this  Agreement,  includes,   without limitation,
(i) all information  concerning billing practices and procedures of the Company,
(ii) the rates and amounts that the Company pays to its personnel, (iii) information about the Company's contracts with insurers, health maintenance organizations, employers, and other payors, (iv) all formulae, compilations, programs, devices, lists, methods, techniques or processes of the Company, and
(v) all other information of the Company that would be deemed to be "trade secrets" within the meaning of the Maryland Uniform Trade Secrets Act (the "Act").

                                    5.4.2   Confidential  Information   Defined.
Any other information not qualifying as a Trade Secret, but relating to the business of the Company which is disclosed by the Company to the Executive, or is discovered by the Executive in the course of employment, is Confidential Information.

                                    5.4.3   Duty  to   Maintain   Secrecy    and
Confidentiality. During the Period of the Executive's employment with the Company, the Executive shall maintain the secrecy and confidentiality of the Trade Secrets and the Confidential Information and shall not (i) divulge, furnish or make accessible to anyone or in any way or use, for his own benefit or for the benefit of any other individual firm or entity (other than in the ordinary course of the Company's business), any Trade Secret or Confidential Information; (ii) take or permit any action to be taken which would reduce the value of the Trade Secrets or Confidential information to the Company; or (iii) otherwise misappropriate or suffer the misappropriation of the
Trade Secrets or the Confidential information, within the meaning of the Act. After Termination Date, Executive shall continue to maintain the secrecy and confidentiality of such information, but only to the extent that the Executive is prohibited from directly or indirectly competing with Company pursuant to the provisions of Section 5.3.

                                    5.4.4   Information   Which   is    Publicly
Known. Notwithstanding anything herein to the contrary, the obligations of secrecy and confidentiality set forth herein shall not apply to any information which is now generally publicly known or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by the Executive, or which is required by law or order of any court to be disclosed.

                           5.5      Property  of  the  Company.  All  memoranda,
notes, lists, records and other documents or papers (and all copies thereof), including but not limited to, such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive, or made available to the Executive concerning the Company Business, are and shall be the property of the Company and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or at any other time on request; provided however, that the Executive may inspect during normal business hours such records as shall be necessary for the purpose of assisting the Executive to file, or prepare for an audit of, his personal income tax returns.

                           5.6      Executive's  Ideas,  Etc.  All   inventions,
prototypes, discoveries, improvements, innovations and the like ("Inventions") and all works of original authorship or images that are fixed in any tangible medium of expression and all copies thereof ("Works") which are designed, created or developed by Executive, solely or in conjunction with others, in the course of performance of the Executive's duties which relate to the Company Business, shall be made or conceived for the exclusive benefit of and shall be the exclusive property of the Company. The Executive shall immediately notify the Company upon the design, creation or development of all Inventions and Works. At any time thereafter, the Executive, at the request and expense of the Company, shall execute and deliver to the Company all documents or instruments which may be necessary to secure or perfect the Company's title to or interest in the Inventions and Works, including but not limited to applications for letters of patent, and extensions, continuations or reissues thereof, applications for copyrights and documents or instruments of assignment or transfer. All Works are agreed and stipulated to be "works made for hire," as that term is used and understood within the Copyright Act of 1976, as amended. To the extent any Works are not deemed to be works made for hire as defined above, and to the extent that title to or ownership of any Invention or Work and all other rights therein are not otherwise vested exclusively in the Company, the Executive shall, without further consideration but at the expense of the Company, assign and transfer to the Company the Executive's entire right, title and interest (including copyrights and patents) in or to those Inventions and Works.

                           5.7      Rights  and  Remedies  Upon  Breach.  If the
Executive breaches, or threatens to commit a breach of, any of the provisions of Sections 5.1 through 5.6 (the "Restrictive Covenants"), the Company shall, in addition to its right immediately to terminate this Agreement, have the right and remedy (which right and remedy shall be independent of others and severally enforceable, and which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity) to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach could cause irreparable injury to the Company or its Affiliates and that money damages may not provide adequate remedy to the Company.

                           5.8      Covenants Currently Binding Executive.   The
Executive warrants that his employment by the Company will not (a) violate any non-disclosure agreements, covenants against competition, or other restrictive covenants made by the Executive to or for the benefit of any previous employer or partner, or (b) violate or constitute a breach or default under, any statute, law, judgment, order, decree, writ, injunction, deed, instrument, contract, lease, license or permit to which the Executive is a party or by which the Executive is bound.

                           5.9      Litigation.    There   is   no   litigation,
proceeding or investigation of any nature (either civil or criminal) which is pending or, to the best of the Executive's knowledge, threatened against or affecting the Executive and which would adversely affect his ability to substantially perform the duties herein.

                           5.10     Review.  The Executive has received or  been
given the opportunity to review the provisions of this Agreement, and the meaning and effect of each provision, with independent legal counsel of the Executive's choosing.

                           5.11     Severability  of  Covenants.  The  Executive
acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                           5.12     Blue-Penciling. If any court determines that
any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced. If any such court declines to so revise such covenant, the parties agree to negotiate in good faith a modification that will make such duration or scope enforceable.

                           5.13     Enforceability   in    Jurisdictions.    The
parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold any Restrictive Covenant unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such

Covenants,  as  to  breaches  of  such  Covenants  in  such   other   respective
jurisdictions, such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                           5.14     Extension.  If  the  Executive  violates any
Restrictive Covenant, the Company shall not be deprived of the full benefit of the period of the covenant. Accordingly, the duration of that covenant shall be extended by the period of any violation of that covenant.

                           5.15     Remedies.  The   Company  shall be  entitled
to injunctive or other equitable relief because it will be caused irreparable injury and damage by a breach of the provisions of any of the Restrictive Covenants. The right to injunctive relief shall include the right to both preliminary and permanent injunctions. The Company shall not be required to post a bond or other similar assurance if it brings an action to enforce the provisions of any of the Restrictive Covenants. The Company's right to equitable relief shall not preclude any other rights or remedies which the Company may have, all of which rights and remedies are cumulative.

                           5.16     Scope   of   Restrictions.    The    parties
expressly acknowledge and agree that nothing contained in this Section 5 shall preclude the Executive from engaging in or limit the Executive's ability to serve as investment banker, financial consultant, merchant banker or attorney, as a member of, stockholder or partner in or employee of a partnership, professional corporation or other entity performing such services unless such services directly or indirectly or materially are adverse to the interests of the Company.

                  6.       Dispute Resolution.

                           6.1      Costs of Litigation.  If either party  files
suit or brings an arbitration proceeding to enforce its rights under this Agreement, the prevailing party shall be entitled to recover from the other party all expenses incurred by it in preparing for and in trying the case, including, but not limited to, investigative costs, court costs and reasonable attorney's fees.

                           6.2      Consent to Jurisdiction.  The parties submit
to the  jurisdiction and venue of the courts of the State of Maryland.

                           6.3      No Jury Trial.  NEITHER PARTY SHALL ELECT  A
TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                           6.4      Arbitration. Any dispute between the Company
and the Executive concerning any part of the Executive's compensation arising under Section 3 or Section 4 hereof (including the amount of the Bonus Pool) shall be resolved by binding arbitration pursuant to the terms of Schedule 6.4, attached hereto as a part
                                       13
hereof. Any other dispute arising hereunder may, if all parties to such dispute expressly agree in writing, be so resolved.

                  7.       Other Provisions.

                           7.1      Notices.   Any notice or other communication
required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage paid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, four days after the date of mailing, as follows:

                                    (i)     if to the Company, to:

                                            Doctors Health System, Inc.
                                            10451 Mill Run Circle
                                            10th Floor
                                            Owings Mills, Maryland 21117

                                            Attention: President and CEO


                                    (ii)    if to the Executive, to:

                                            John R. Dwyer, Jr.
                                            8904  Harness Trail
                                            Potomac, MD 20854


                  Any  party  may  by  notice   given  in  accordance  with this
Section to the other party designate another address or person for receipt of notices hereunder.

                           7.2      Entire  Agreement.  This Agreement  contains
the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto, including the Prior Agreement.

                           7.3      Waivers  and Amendments.  This Agreement may
be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Executive and a duly authorized officer of the Company (each, in such capacity, a party) or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any  waiver  on  the  part  of  any  party  of  any  right,  power or  privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                           7.4      Governing   Law.   This  Agreement has  been
negotiated and is to be performed in the State of Maryland, and shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State.

                           7.5      Counterparts.    This   Agreement   may   be
executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                           7.6      Confidentiality.    Neither   party    shall
disclose the contents of this Agreement or of any other agreement they have simultaneously entered into to any person, firm or entity, except the agents or representatives of the parties, or except as required by law.

                           7.7      Word  Forms.    Whenever  used  herein,  the
singular shall include the plural and the plural shall include the singular. The use of any gender, tense or conjugation shall include all genders, tenses and conjugations.

                           7.8      Headings.   The  Section  headings have been
included for convenience only, are not part of this Agreement, and are not to be used to interpret any provision hereof.

                           7.9      Binding Effect and Benefit.  This  Agreement
shall be binding upon and inure to the benefit of the parties, their successors, heirs, personal representatives and other legal representatives. Neither the Executive nor the Company may assign this Agreement without the prior written consent of the other.

                           7.10     Separability.   The  covenants  contained in
this Agreement are separable, and if any court of competent jurisdiction declares any of them to be invalid or unenforceable, that declaration of invalidity or unenforceability shall not affect the validity or enforceability of any of the other covenants, each of which shall remain in full force and effect.

                           7.11     Consent  or  Approval.   Whenever  under the
terms of this Agreement the approval or consent of the Company is required or the Company must make any determination, the Company, unless this Agreement specifically requires otherwise, may not unreasonably withhold or delay that consent or approval.

                           7.12     Background. The Background is a part of this
Agreement.

                  IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement or caused it to be executed and attested by their duly authorized officers as a document under seal on the day and year first above written.

ATTEST/WITNESS:                         DOCTORS HEALTH SYSTEM, INC.


/s/ Paul Serini                             /s/ Stewart B. Gold
_____________________________           By:_______________________(SEAL)
Paul Serini, Secretary                     Stewart B. Gold, President


                                        EXECUTIVE:


                                           /s/ John R. Dwyer, Jr.
_____________________________              _________________________(SEAL)
                                           John R. Dwyer, Jr.

The undersigned, Stewart B. Gold, enters into the Employment Agreement by and between John R. Dwyer, Jr., and Doctors Health System, Inc. dated May 1, 1996 solely for the purpose of making the following representations, warranties and covenants to John R. Dwyer, Jr., that (i) he is the holder as of the date hereof, of 600,000 shares (the "Shares") of the Company's Class A Common Stock, including such shares as may be issued as a result of any recapitalization, stock split, stock dividend or other change in the corporate structure or shares of the Company and (ii) so long as he is the holder of such shares of Common Stock, he will vote all of such shares, and any other equity securities of the Company he may hold from time to time, for the election of John R. Dwyer, Jr. as a member of the Company's Board of Directors.


                                                   /s/ Stewart B. Gold
                                                   ___________________________
                                                   Stewart B. Gold
                                       16

                                SCHEDULE 3.2(b)


                                   1996 Bonus

The Parties have agreed that there shall be no guaranteed 1996 Bonus.

                                SCHEDULE 3.2(b)


                                   1997 Bonus

The 1997 Bonus shall be determined by reference to the Company's net income before taxes and bonuses as set forth in the audit of the Company's financial statements for calendar year 1997 ("Audit Net Income") compared to $3,011,958, the projected net income set forth in the Company's 1997 Financial Projections dated April 24, 1996 ("Projection Net Income"), as modified or approved by the DHS Board of Directors.

The 1997 Bonus shall be determined by multiplying the Executive's Base Salary by a fraction, the numerator of which shall be the Audit Net Income and the denominator of which shall be the Projection Net Income. The 1997 Bonus shall be equal to the product of such multiplication.

                                  SCHEDULE 6.4

                             ARBITRATION PROCEDURE

1.       Institution of Arbitration Proceeding.

         1.1. Any party to this Agreement ( an "Initiating Party") may initiate an arbitration proceeding (the "Proceeding") to resolve a dispute subject to resolution under this Schedule (a "Dispute") by giving written notice (the "Dispute Notice") to the other party (the "Responding Party") to such Dispute. The Dispute Notice shall describe the substance of the Dispute with sufficient specificity to give the Responding Party adequate notice of its nature. Unless otherwise specified, time periods specified in this
Schedule 6.4 shall be calculated from the date of the Dispute Notice (the "Commencement Date").

2.       Selection of Arbitral Panel.

         2.1. The Arbitral Panel (the "Panel") shall consist of three arbitrators, two of whom (the "Party Designated Arbitrators") shall be selected by the parties pursuant to Section 2.2 hereof. The third arbitrator shall be a "Neutral Arbitrator" selected by the Party Designated Arbitrators pursuant to Section 2.3 hereof.

         2.2.     The  Initiating  Party shall  designate its Party   Designated
Arbitrator in the Dispute Notice. Within fifteen days of the Commencement Date, the Responding Party shall designate its Party Designated Arbitrator.

         2.3. Within forty-five days of the Commencement Date, the two Party Designated Arbitrators shall agree upon and appoint a Neutral Arbitrator who shall be an accountant and a partner in an international, "Big Six" accounting firm.

         2.4. Each party agrees promptly to disclose to the other party any circumstances known to it which would cause reasonable doubt regarding the impartiality of an individual under consideration or appointed as the Neutral Arbitrator and any such individual shall also promptly disclose to the parties any such circumstances.

         2.5. During the process of selecting the Neutral Arbitrator and thereafter during the course of this Proceeding, ex parte communications with the Neutral Arbitrator or any individual under consideration as the Neutral Arbitrator are prohibited and shall be disclosed by the party making any ex parte communication, the Neutral Arbitrator or any individual under consideration as a Neutral Arbitrator immediately upon discovery.

3.       Pre-Hearing Procedures.

         3.1. Within fifteen days of the appointment of the Neutral Arbitrator, the Panel may convene a Pre-Hearing Conference to, inter alia, familiarize the Neutral Arbitrator with the nature of the Dispute between the Parties, determine the need for and the nature of discovery and establish a procedural schedule for the further conduct of the Proceeding.

4.       Discovery.

         4.1. Discovery, appropriately limited by the nature of the Dispute, is expressly contemplated and permitted. However, the Parties acknowledge and agree that one of the benefits of resolving Disputes through arbitration is the opportunity reasonably to limit discovery. The Parties further agree that they will endeavor to agree upon procedures and a schedule for discovery that will result in a prompt and fair hearing under these procedures.

         4.2. Discovery requests and responses need not be served upon the Panel but the Panel shall promptly convene upon motion of either party to resolve discovery disputes, if any.

         4.3.     Discovery  will  be   completed  within  sixty  days   of
the Pre-Hearing Conference.

5.       Submission of Evidence and Hearing.

         5.1.     The  Panel  may  receive  evidence   in  the  form  of written
statements filed prior to Hearing for cross-examination on such statements or may receive oral testimony at Hearing. Each party shall be entitled to submit rebuttal testimony. The Panel may also permit opening and closing statements of counsel at Hearing.

         5.2. The Panel shall convene for Hearing the evidence and argument of the parties at a time and place to be established by the Panel. The Hearing shall be held no later than thirty days after the close of discovery or thirty days after the Pre-Hearing Conference if there is no discovery.

         5.3.     At the Hearing,  and for all other  purposes  related  to  the
Proceeding, the Initiating Party shall be deemed the party seeking affirmative relief, shall go first and shall bear the burdens of proof and of persuasion.

         5.4.     The Hearing shall be transcribed.

6.       Post-Hearing Procedures.

         6.1. The Panel may request Post-Hearing briefs and, if it does so, shall establish a schedule for submission of such briefs at the close of Hearing.

         6.2. Within thirty days of the later of the close of the Hearing or its receipt of Post-Hearing briefs, the Panel shall issue a written Decision and Award which shall include findings of fact and explain the reasons for the Decision.

7.       Confidentiality.

         7.1. Unless otherwise agreed, the Proceeding and all information and documents relating to it shall be kept confidential by the Parties, the Panel, witnesses and all other persons involved with the Proceeding. Specifically, but without limitation, the Confidential Information of the parties shall be safeguarded and maintained as confidential by all participants in the Proceeding.

8.       Costs.

         8.1. The Neutral Arbitrator's fees and expenses, and all expenses of the Pre-Hearing Conference, Hearing or any other aspect of the Proceeding not directly attributable to either party, such as the cost of transcription of Panel Hearings and rental of Hearing rooms, shall be borne equally by the parties.

         8.2. The Panel shall in its Decision and Award determine whether and to what extent either party is a prevailing party and entitled to an award of its costs, including attorneys' fees.

9.       Miscellaneous.

         9.1. The parties may agree at any time to depart from these procedures, including the time periods herein established. Although not favored, the Panel may also permit departures from these procedures and time periods absent agreement of the parties to prevent a miscarriage of justice.

         9.2. Until the Neutral Arbitrator is appointed, any issue relating to the Proceeding that is not provided for in these procedures shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. Once the Neutral Arbitrator is appointed, the Panel is empowered to resolve all issues not contemplated by these procedures and upon which the parties cannot agree.

         9.3. The Panel may grant any remedy or relief that it deems just and equitable and within the scope of the agreement of the parties, including, but not limited to, specific performance of a contract, injunctive relief or other equitable relief.

         9.4. These procedures contemplate a two-party Proceeding. If there are more than two parties to a Proceeding, and they are unable by unanimous agreement to align themselves as two parties, each party shall be entitled to all the rights of a party hereunder, including specifically but without limitation the right to appoint a Party Designated Arbitrator, and the Neutral Arbitrator shall have a number of votes as to all matters decided by the Panel equal to the sum of (i) the votes of all Party Designated Arbitrators, and (ii) one.

         9.5.     The  Panel  may,  in  its  discretion,  convene  and  act   by
conference call for all purposes other than taking oral testimony.

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